CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights", "Independent Auditors" and "Financial Statements" and to the use of our report dated February 10, 2004 on Ned Davis Research Asset Allocation Fund which is incorporated by reference, in this Registration Statement (Form N-1A No. 811-21292) of Ned Davis Research Funds.






                                   ERNST & YOUNG LLP

New York, New York
April 28, 2004